Prospectus Supplement	Filed Pursuant to Rule 424(b)(5)
(To Prospectus Dated April 15, 2019)	File No. 333-230397

SENMIAO TECHNOLOGY LIMITED

5,531,916 Shares of Common Stock

Investors Warrants to purchase up to 5,531,916 Shares of Common Stock and 5,531,916 Shares of Common Stock underlying the Warrants; and

Placement Agent Warrants to purchase up to 414,894 Shares of Common Stock and 414,894 Shares of Common Stock underlying the Warrants

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering to investors 5,531,916 shares of our common stock (the “Shares”) together with 5,531,916 warrants to purchase an aggregate of 5,531,916 shares of common stock at an exercise price of $1.05 per share (the “Investors Warrants”). The Warrants are immediately exercisable upon issuance and are exercisable at any time during the five year period following the issuance date. In connection with this offering, we will also issue, as additional compensation, to FT Global Capital, Inc., our exclusive placement agent, placement agent warrants to purchase up to 7.5% of the Shares placed in this offering, at an exercise price of $1.05, which warrants are also being offered pursuant to this prospectus supplement (the “Placement Agent Warrants”).

The Shares and Investors Warrants will be sold together as a unit consisting of one Share and a Warrant (to purchase one share of our common stock for each Share included in the unit). The purchase price per unit will be $1.175 (the “Purchase Price”). The Shares and the Investors Warrants will be issued separately but can only be purchased together in this offering. The shares of common stock issuable from time to time pursuant to the exercise of the Investors Warrants and the Placement Agent Warrants are also being offered pursuant to this prospectus supplement and the accompanying prospectus.

Our Common Stock is listed on The NASDAQ Capital Market (NASDAQ) under the symbol “AIHS.” On May 10, 2021, the last reported sales price of our Common Stock on NASDAQ was $1.05 per share.

As of May 10, 2021, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $79.6 million based on 49,878,014 outstanding shares of Common Stock, of which approximately 37,375,164 shares are held by non-affiliates, and a per share price of $2.13, based upon the closing sale price of our Common Stock on February 22, 2021.

You should read carefully this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus before you invest. The Investors are deemed to be an “underwriter” for the offering within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

Delivery of the securities is expected to be made on or about May 13, 2021.

We have retained FT Global Capital, Inc. to act as exclusive placement agent (the “Placement Agent”) in connection with this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number of dollar amount of securities. The Placement Agent will receive other compensation in addition to the Placement Agent fees. We have also agreed issue Placement Agent Warrants to the Placement Agent, to reimburse the Placement Agent for certain expenses incurred by it, and to indemnify the Placement Agent. See “Plan of Distribution” beginning on page S-24 of this prospectus supplement for more information regarding these arrangements.

	Per Share	Total
Public offering price of units	$1.175	$6,500,001.30
Placement agent fees(1)	$0.088125	$487,500.10
Offering proceeds to us, before expenses	$1.086875	$6,012,501.20

(1)	See “Plan of Distribution” for additional information regarding total compensation payable to the placement agent, including expenses for which we have agreed to reimburse the placement agent.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should review carefully the information described under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement and on page 8 of the accompanying prospectus, and under similar headings in the documents that are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 11, 2021

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

This prospectus supplement and any later prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus supplement and in any other prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any other prospective supplement for any sale of securities.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus, any related free-writing prospectus and the documents incorporated into each by reference include important information about us, the shares being offered and other information you should know before investing in our securities.

You should rely only on this prospectus supplement, the accompanying prospectus, any related free-writing prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We have not authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free-writing prospectus is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus or any related free-writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

Unless otherwise stated, all references to “us,” “our,” “AIHS,” “we,” the “Company” and similar designations refer to Senmiao Technology Limited. Our logo, trademarks and service marks are the property of Senmiao Technology Limited. Other trademarks or service marks appearing in this prospectus supplement are the property of their respective holders.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in this prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus supplement and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed (i) in our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, (ii) in our Quarterly Reports on Form 10-Q for the periods ended June 30, 2020, September 30, 2020 and December 31, 2020, (iii) in this prospectus supplement, and in particular, the risks discussed below and under the heading “Risk Factors” and (iv) those discussed in other documents we file with the Securities and Exchange Commission (“SEC”). The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended March 31, 2020 and 2019 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus supplement. You are advised to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. After you read this summary, to fully understand our company and this offering and its consequences to you, you should read this entire prospectus and any related free writing prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-8 and in the accompanying prospectus beginning on page 8, and any related free writing prospectus, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement is a part.

Overview

Senmiao Technology Limited (the “Company,” “we,” “us,” “our” or similar terminology) is a U.S. holding company incorporated in the State of Nevada. We currently facilitate automobile transaction and related services focusing on the ride-hailing industry in People’s Republic of China (the “PRC” or “China”) through our majority owned subsidiary, Hunan Ruixi Financial Leasing Co., Ltd., a PRC limited liability company (“Hunan Ruixi”), its wholly owned subsidiary, Hunan Ruixi Automobile Leasing Co., Ltd. (“Ruixi Leasing”) and variable interest entity (“VIE”), Sichuan Jinkailong Automobile Leasing Co., Ltd. (“Jinkailong”) (the “Automobile Transaction and Related Services”). Since October 2020, we also operate an online ride-hailing platform through Hunan Xixingtianxia Technology Co., Ltd. (“XXTX”), a majority owned subsidiary of Sichuan Senmiao Zecheng Business Consulting Co., Ltd., our wholly-owned subsidiary (“Senmiao Consulting”). Our platform enables qualified ride-hailing drivers to provide application based transportation services in Chengdu, Changsha, Neijiang and Guangzhou in China (the “Ride-Hailing Platform Services”).

We previously operated an online peer-to-peer (“P2P”) lending platform through Sichuan Senmiao Ronglian Technology Co., Ltd., another VIE of our company (“Sichuan Senmiao”), and in connection therewith facilitated loan transactions between Chinese investors and individual and small-to-medium-sized enterprise (“SME”) borrowers (our “Online Lending Services”). Our Online Lending Services were discontinued in October 2019 and we have reallocated our resources to focus on our Automobile Transaction and Related Services segment of our business, as well as a new business of online ride-hailing platform services since October 2020, as described under the heading “Recent Development”.

During the year ended March 31, 2020 and during the nine months ended December 31, 2020, we generated revenue of $15.6 million and $3.9 million, respectively, from our Automobile Transaction and Related Services, and $0.3 million during the nine months ended December 31, 2020 from our Online Ride-hailing Platform Services.

Automobile Transaction and Related Services Business

Our automobile transaction and related services are mainly comprised of (i) facilitation of automobile transaction and financing where we connect the prospective ride-hailing drivers to financial institutions to buy, or get financing on the purchase of, cars to be used to provide ride-hailing services (the “auto financing and transaction facilitation”); (ii) automobile sales where we procure new cars from dealerships and sell them to our customers in the automobile financing facilitation business (the “auto sales”); (iii) automobile leases where we provide car rental services to individual customers for engaging in ride-hailing services or personal use with lease terms no more than twelve months (the “auto leasing”); and (iv) automobile financing where we provide our customers with auto finance solutions through financing leases (the “auto financing”).

Auto Financing and Transaction Facilitation

Leveraging the growing popularity of ride-hailing services in China, we facilitate the auto financing transactions between the ride-hailing drivers and financial institutions. As of the date of this prospectus supplement, over 95% of our customers are online ride-hailing drivers. Our services simplify the transaction process for both the online ride-hailing drivers and the financial institutions. Specifically, our facilitation services include purchase services and management and guarantee services.

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Our purchase services cover a wide range of services provided to online ride-hailing drivers during the process of an automobile financing transaction, including but not limited to (i) credit assessment, (ii) preparation of financing application materials, (iii) assistance with closing of financing transactions, (iv) license and plate registration, (v) payment of taxes and fees, (vi) purchase of insurance, (vii) installment of GPS devices, (viii) ride-hailing driver qualification and (ix) other administrative procedures. Our service fees are based on the sales price of the automobiles and relevant services provided.

Our management and guarantee services are provided to online ride-hailing drivers after the delivery of automobiles, covering (i) management services including, without limitation, ride-hailing driver training, assisting with purchase of insurances, insurance claims and after-sale automobile services, handling traffic violations and other consulting services; and (ii) guarantee services for the obligations of online ride-hailing drivers under their financing arrangement with financial institutions.

Our auto financing and transaction facilitation services depend on our collaborations with online ride-hailing networks, including ride-hailing platforms and a number of financial institutions in China, including commercial banks, financial leasing companies as well as an online peer-to-peer lending platform, which finances the purchase of automobiles by our automobile purchasers through financial leasing agreements or loan agreements.

Auto Transaction Facilitation Services

Through Hunan Ruixi and Jinkailong, we facilitate automobile purchase transactions between dealers, our cooperative third party sales teams and the automobile purchasers, primarily online ride-hailing drivers. We provide sales venue and vehicle sourcing for the transactions. We charge third party sales teams and automobile purchasers a facilitation fee based on the type of vehicle and negotiation with each dealer, third party sales team and purchaser, generally no more than $2,000 per automobile from third party sales team and $2,160 from the purchaser.

We also provide a series of services for the purchasers throughout the automobile purchase transaction process, including registration of license plates and permits from the relevant government authorities, insurance facilitation and assistance with applications to financial institutions to finance the purchase. Our service fees are based on the sales price of the automobiles and relevant services provided. Our service fees ranged from approximately $137 to $3,510 per vehicle during the nine months ended December 31, 2020.

Auto Sales

We are engaged in the sales of automobiles through Hunan Ruixi and Yicheng Financial Leasing Co., Ltd. (“Yicheng”), a PRC limited liability company and wholly owned subsidiary of our company. As we are targeting to sell cars to online ride-hailing drivers, Hunan Ruixi and Yicheng procure new cars of model and specification acceptable to online ride-hailing business. Hunan Ruixi and Yicheng typically sets up periodic procurement plans based on the estimated transaction volume of Hunan Ruixi and Jinkailong and buy in bulk to obtain better pricing. Hunan Ruixi and Yicheng will then mark up the price and sell the cars to the ride-hailing drivers who are typically customers in our auto financing facilitation services. All the new cars Ruixi and Yicheng procured are parked in our warehouses in Chengdu or Changsha City.

Substantially all of the cars are sold through a financing arrangement, under which we will receive a majority of the purchase price (ranging from approximately 58% to 100%) from the financing proceeds and the remainder from monthly installment payments of the online ride-hailing drivers.

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Auto Leasing

We have generated revenue since March 2019 from operating lease services, where we lease our own automobiles or sublease automobiles from certain online ride-hailing drivers we served before to other individuals, including new online ride-hailing drivers. With the authorization from ride-hailing drivers who exited the online ride-hailing business, we sublease their automobiles to new ride-hailing drivers for a lease term no more than twelve months. Due to intense competition and the COVID-19 pandemic, during the year ended March 31, 2020, approximately 840 online ride-hailing drivers (primarily in Chengdu City) exited the online ride-hailing business. As of December 31, 2020, approximately 1,250 online ride-hailing drivers exited the online ride-hailing business. We are authorized to sublease or sell these drivers’ automobiles in order to offset the repayments those drivers owed to us and the financial institutions. We leased over 1,200 automobiles with an average monthly rental income of $473 per automobile, resulting in a rental income of $2,136,078, for the nine months ended December 31, 2020.

Auto Financing

We began offering auto financing services in March 2019. In our self-operated financing, we act as a lessor and a customer acts as a lessee. We offer to the lessee a selection of automobiles that were purchased by us in advance. The lessee will choose the desirable automobile to be purchased and enter into a financing lease with us. During the term of the financing lease, the lessee will have use rights with respect to the automobile. We will obtain title to the automobile upfront and retain such title during the term of the financing lease, as lessor. At the end of the lease term, the lessee will pay a minimal price and obtain full title to the automobile after the financing lease is repaid in full. In connection with the financing lease, the lessee will enter into a service agreement with us. Pursuant to this service agreement, the lessee will pay us a service fee ranging from approximately $790 to approximately $1,900 for our services, which covers, among others, payment of purchase taxes and insurance, license and plate registration, and training of ride-hailing drivers.

Impacts of Coronavirus (COVID-19)

Beginning in late 2019, an outbreak of a novel strain of coronavirus and related respiratory illness (which we refer to as COVID-19) was first identified in China and has since spread rapidly globally. The COVID-19 pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities in China and globally. In March 2020, the WHO declared COVID-19 a pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because all of our business operations and our workforce are concentrated in China (where the virus first originated), our business, results of operations and financial condition have been adversely affected.

Due to the lockdown policy and travel restrictions, the demand for ride-hailing services has been materially and adversely impacted in our areas of operation in China, which reduced the demand of our Automobile Transaction and Related Services. As a result, our revenue and income for the three months ended March 31, 2020 and the subsequent three months ended June 30, 2020 was negatively impacted to a significant extent. As the ride-hailing markets in Chengdu and Changsha gradually recovered from the impact of COVID-19 since April 2020, our revenue for the three months ended September 30, 2020 and three months ended December 31, 2020 had an increase of approximately 21% and 43%, respectively, as compared with three months ended June 30, 2020.

Our ability to collect the monthly installment payments from ride-hailing drivers during February and March 2020 was adversely impacted. Approximately 1,500 drivers delayed their monthly installments of February and March 2020, which resulted in a decrease in our monthly installment collection by $732,000 during February and March 2020. Since April 2020, the COVID-19 epidemic in China has been effectively controlled and the online ride-hailing markets in Chengdu and Changsha have been recovering. As of December 31, 2020, approximately 1,250 drivers exited the online ride-hailing business and tendered their automobiles to us for sublease or sale while approximately 37 drivers postponed their monthly installment payments. As a result, we recorded accumulated bad debt expenses of approximately $3,477,000. However, during the six months ended September 30, 2020, there was an increase in our collection of monthly installments from automobile purchasers and operating lease as compared with the three months ended March 31, 2020, and the negative impact has been gradually alleviated. During the three months ended December 31, 2020, the average collection kept stable as compared with that in the three months ended September 30, 2020. We will continue to closely monitor our collections.

Our daily cash flow has also been adversely impacted as a result of the unsatisfied collection from the online ride-hailing drivers and our potential guarantee expenditure pursuant to the financing agreements we guaranteed. Our cash flow will continue to be adversely impacted if the online ride-hailing market in China recovers slower than anticipated. We anticipate having a larger cash outflow in our daily operations in the next twelve months (even greater than during the nine months ended December 31, 2020) as we expand our online ride-hailing platform services in more cities in China and incur more marketing and promotion expenses. Our cash flow situation may worsen if the COVID-19 pandemic reoccurs in China.

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In an effort to assist with our automobile purchasers, we negotiated with the financial institutions we cooperate with to extend the due dates for monthly payments that may be affected by the epidemic. Certain financial institutions agreed to grant a grace period of up to four months from February to May 2020 for qualified drivers.

We commenced the operation of our online ride-hailing platform since late October 2020 and have witnessed the decrease in online ride-hailing orders in mid- December 2020, when Chengdu reported 14 confirmed COVID-19 cases and fewer people took ride-hailing trips as a result. The average daily rides completed through our Xixingtianxia platform decreased by approximately 15% compared to that before the reporting of the new COVID-19 cases in Chengdu and recovered a week later as the new confirmed cases in Chengdu were fully under control. Similarly, in early January 2021, Beijing reported three confirmed COVID-19 cases and one asymptomatic case involving drivers for Didi Chuxing Technology Co., Ltd. (“Didi”), a major transportation network company, which also resulted in the decrease in orders in the Didi platform in Beijing. Consequently, the income of our online ride-hailing drivers who ran their business through the Didi platform also decreased during this period.

Recent local resurgences of COVID-19 cases in some areas has brought uncertainties to future economic recovery of China, but we believe that the impact may be limited as China has rapidly contained the spread of COVID-19 cases and minimized related economic losses. However, if new confirmed COVID-19 cases in the regions where we operate our online ride-hailing platform appear, it may have negative impact on the demand for rides through online ride-hailing platforms, including our platform and our revenue from the online ride-hailing platform services may decrease.

In addition, our automobile purchasers and lessees may be unable to generate sufficient income to make their monthly installment payments, which may create a significant risk of continuing default from our automobile purchasers or lessees. As a result, we may have to repay the defaulted amount as a guarantor or lose the monthly rental revenue. If we experience a widespread default by our automobile purchasers\lessees, our cash flow and results of operations will be materially and adversely affected. As a consequence, we could face shortfalls in liquidity without extra financing resources for the foreseeable future and lose the ability to grow our business or may even be required to scale down or restructure our operations.

Any of these factors related to COVID-19 and other similar or currently unforeseen factors beyond our control could have an adverse effect on our overall business environment, cause uncertainties in the regions in China where we conduct business, cause our business to suffer in ways that we cannot predict and materially and adversely impact our business, financial condition and results of operations.

Recent Development

On February 10, 2021, we closed a registered direct offering of an aggregate of 5,072,465 shares of common stock at a price of $1.38 per share for aggregate gross proceeds of $7.0 million.

On September 11, 2020, Sichuan Senmiao, entered into an Investment Agreement of Hunan Xixingtianxia Technology Co., Ltd. (“XXTX”), an online ride-hailing platform, with all the original shareholders of XXTX, pursuant to which, Sichuan Senmiao will make an investment of RMB3.16 million in XXTX in cash and obtain a 51% equity interest accordingly. On October 23, 2020 the registration procedures for the change in shareholders and registered capital have been completed and XXTX became a majority owned subsidiary of Sichuan Senmiao. As of the issuance date of these financial statements, Sichuan Senmiao has made a capital contribution of RMB1 million (approximately $0.2 million) to XXTX and the remaining amount was paid by December 31, 2021.

In late October 2020, Senmiao launched XXTX as its proprietary ride-hailing platform in Chengdu, China. In December 2020, January 2021 and March 2021, Senmiao respectively expanded the availability of XXTX to Changsha, Neijiang and Guangzhou, China.

In October 2020, we announced the signing of strategic cooperation agreements with BYD Auto Sales Co., Ltd., a wholly owned subsidiary of BYD Company Limited (“BYD”), pursuant to which we will promote and give priority to BYD’s EVs for our automobile leasing customers utilizing the vehicles for the purposes of ride-sharing, while BYD will provide us favorable pricing, financial support, charging station priority, marketing, and after-sales service. From November 2020 to February 2021, we have purchased an aggregate of 270 vehicles from two authorized dealers of BYD Auto Sales Co., Ltd.. In February 2021, we announced the signing of strategic cooperation agreements with Chengdu Xingchong New Energy Technology Co., Ltd., a subsidiary of Star Charge. The strategic cooperation agreement serves as a framework for future business terms under which Senmiao's ride-hailing drivers and their clients will receive more favorable rates at Chengdu Xingchong charging stations, and we expect to leverage our respective brands and resources to promote the use of EVs.

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Also in February 2021, we announced the signing of a strategic cooperation agreement that expands upon a previously announced partnership with Shanghai Lutuan Technology, an affiliate of Meituan.

In April 2021, we announced the signing of strategic cooperation agreements with Taoyun Capital, a Beijing-based investment and asset management firm, whereby we have the right to utilize resources obtained by Taoyun Capital and its affiliates in several cities across China. Then we further announced the signing of a joint operation agreement with Hefei Cheyun Information Technology Co., Ltd. ("Hefei Cheyun"), an affiliate of Taoyun Capital, which has obtained several licenses issued by municipal administrative departments to operate its online ride-hailing business (the "Licenses") in various cities across China. By partnering with Hefei Cheyun, we anticipate utilizing the Licenses of Hefei Cheyun to accelerate the expansion of its online ride-hailing business into new cities in China while bringing increasing order flow to Hefei Cheyun.

Corporate Information

Our principal executive offices are located 16F, Shihao Square, Middle Jiannan Blvd, High-Tech Zone, Chengdu, Sichuan, China, our telephone number is +86 28 61554399, and our Internet website address is http://www.senmiaotech.com. The information on our website is not a part of, or incorporated in, this prospectus supplement or the accompanying prospectus.

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THE OFFERING

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the common stock, see "Description of Capital Stock" in the accompanying prospectus.

Units offered by us	5,531,916 units

Common stock offered by us	5,531,916 Shares

Common stock to be outstanding after this offering (assuming no exercise of the warrants offered by us)	55,409,930 Shares

Warrants offered by us	Investors Warrants to purchase an aggregate of 5,531,916 Shares and Placement Agent Warrants to purchase an aggregate of 414,894 shares, at an exercise price of $1.05 per share (The Investors Warrants and Placement Agent Warrants are collectively referred to as the “Warrants”). The Warrants have a term of 5 years and are exercisable by the holders at any time after the date of issuance.

This prospectus also relates to the offering of the Shares of Common Stock issuable upon exercise of the Warrants.

Use of proceeds	We intend to use the net proceeds from this offering solely for working capital and other general corporate purposes. There is no assurance that any of the Warrants will ever be exercised for cash, if at all. See “Use of Proceeds” on page S-19.

Market for the Shares and Warrants	Our Common Stock is listed on The NASDAQ Capital Market (NASDAQ) under the symbol “AIHS.” However, there is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange. The warrants are immediately separable from the Shares being offered as part of the units.

Risk factors	You should read the “Risk Factors” section on page S-9 of this prospectus supplement, the “Risk Factors” section on page 8 of the accompanying prospectus, and the “Risk Factors” section in our Annual Report for the year ended March 31, 2020 on Form 10-K.

The number of shares of common stock shown above to be outstanding after this offering is based on 49,878,014 shares of common stock outstanding as of May 10, 2021.

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RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the year ended March 31, 2020, or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus supplement after the date of this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to This Offering

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use these proceeds effectively.

We intend to use the net proceeds from this offering for general corporate purposes, including development of our business operating platform and mobile application, new hires, working capital, and general and administrative matters.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

We do not anticipate declaring any cash dividends on our common stock which may adversely impact the market price of our stock.

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Investors must look solely to the potential for appreciation in the market price of the shares of our common stock to obtain a return on their investment.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

The exercise of outstanding warrants to acquire shares of our common stock would cause additional dilution, which could cause the price of our common stock to decline.

In the past, we have issued warrants to acquire shares of our common stock. As of May 11, 2020, there were 1,057,050 shares of common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $1.19 per share, and we may issue additional warrants and other types of equity in the future as part of stock-based compensation, capital raising transactions or other strategic transactions. To the extent these warrants are ultimately exercised, existing holders of our common stock would experience dilution which may cause the price of our common stock to decline.

S-9

Our need for future financing may result in the issuance of additional securities, which will cause investors to experience dilution.

To operate our business, we may need to obtain substantial additional funding. There are currently no other commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current stockholders, or upon terms which may be deemed more favorable than those offered to current stockholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our board of directors, may further dilute the equity ownership of our stockholders.

There is no public market for the warrants to purchase common stock in this offering.

There is no established public trading market for the Warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

Holders of the Warrants will have no rights as common stockholders until they acquire our Common Stock.

Until you acquire shares of our Common Stock upon exercise of any of the Warrants, you will have no rights with respect to our Common Stock. Upon exercise of any Warrants held, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Risks Related to Our Business and Industry

We voluntarily assumed all the outstanding loans due to the investors on our online lending platform for our discontinued Online Lending Services but may not have enough cash to pay for the liabilities.

On October 17, 2019, our Board of Directors approved a plan submitted by management to wind down and discontinue our online P2P lending business. In connection with the plan, we have ceased facilitation of loan transactions on our online lending platform and voluntarily assumed all the outstanding loans due to the investors on the platform since October 17, 2019. As of the date of this prospectus supplement, the aggregate balance of the loans we assumed was approximately $1.1 million.

There is no regulation or law in China which requires the online lending platform to take the responsibility on behalf of the borrowers to pay for investors. Pursuant to the Notice on the Risks of Online Lending Industry issued by the Leading Group Office of Online Lending Risk Response of Sichuan on December 4, 2019, any disputes between investors and a P2P online lending platform, investors and borrowers, and between borrowers and a P2P online lending platform can be resolved through legal actions, such as conciliation, application for arbitration and litigation. In common practice, in order to protect the rights of investors and avoid further conflicts, certain online lending platforms, such as Mintou Financial Service in Shenzhen and Juyouqian in Beijing, have decided to take responsibility to pay the outstanding balance due to investors.

As of December 31, 2020 and March 31, 2020, we have used cash generated from our Automobile Transaction and Related Services and payments collected from borrowers in the aggregate of approximately $4.1 million and $1.9 million, respectively, to repay our platform investors. Based on recent repayments collected from borrowers, we also recognized bad debt expenses of approximately $3.7 million for those receivables. We expect to make 90% of repayment due to investors by December 31, 2021.

However, if we could not generate enough cash flow to pay investors on time in accordance with the plan, we may incur additional commitment liabilities before we fully fulfill the commitment. The amount and timing of the actual allowance for bad debt may change based on collectability of the subject loans during the execution of the plan.

S-10

Our business operations have been and may continue to be materially and adversely affected by the outbreak of the coronavirus disease (COVID-19).

An outbreak of respiratory illness caused by COVID-19 emerged in China in late 2019 and has expanded within the rest of China and globally. Our principal operations are located in China. COVID-19 is considered to be highly contagious and poses a serious public health threat. On March 11, 2020, the WHO declared the outbreak of COVID-19 a pandemic, expanding its assessment of the threat beyond the global health emergency it had announced in January 2020. The COVID-19 pandemic has materially and adversely affected the global economy, our markets in China and our business. Restrictions on the movement of people and goods in certain regions may require us to adjust certain of our service processes in the future.   Our offices in Chengdu, Sichuan and Changsha, Hunan were closed from late January 2020 to late February, 2020, as a result of the COVID-19 outbreak. A prolonged outbreak of COVID-19 could result in decrease of client demand for our services, restrictions on our travel to support our clients, and delays in our services.

We commenced the operation of our online ride-hailing platform since late October 2020 and have witnessed the decrease in online ride-hailing orders in mid- December 2020, when Chengdu reported 14 confirmed COVID-19 cases and fewer people took ride-hailing trips as a result. The average daily rides completed through our Xixingtianxia platform decreased by approximately 15% compared to that before the reporting of the new COVID-19 cases in Chengdu and recovered a week later as the new confirmed cases in Chengdu were fully under control. Similarly, in early January 2021, Beijing reported three confirmed COVID-19 cases and one asymptomatic case involving drivers for Didi Chuxing Technology Co., Ltd. (“Didi”), a major transportation network company, which also resulted in the decrease in orders in the Didi platform in Beijing. Consequently, the income of our online ride-hailing drivers who ran their business through the Didi platform also decreased during this period.

If new confirmed COVID-19 cases in the regions where we operate our online ride-hailing platform appears, it may have significant negative impact on the demand for rides through online ride-hailing platforms, including our platform and our revenue from the online ride-hailing platform services may decrease.

In addition, our automobile purchasers and lessees may be unable to generate sufficient income to make their monthly installment payments, which may create a significant risk of continuing default from our automobile purchasers or lessees. As a result, we may have to repay the defaulted amount as a guarantor or lose the monthly rental revenue. If we experience a widespread default by our automobile purchasers\lessees, our cash flow and results of operations will be materially and adversely affected. As a consequence, we could face shortfalls in liquidity without extra financing resources for the foreseeable future and lose the ability to grow our business or may even be required to scale down or restructure our operations.

Any of these factors related to COVID-19 and other factors beyond our control could have an adverse effect on the overall business environment, cause uncertainties in the regions in China where we conduct business, cause our business to suffer in ways that we cannot predict and materially and adversely impact our business, financial condition and results of operations.

We advance payments for over 90% of the automobile purchases for our customers and we can provide no assurances that our current financial resources will be adequate to support this operation.

We advance the purchase price of automobiles and all service expenses when we provide related services to the purchasers. We collect the receivables due from automobile purchasers from their monthly installment payments and repay financial institutions on behalf of the purchasers every month. As of December 31, 2020, we had accounts receivable of $1.5 million and advanced payments of approximately $0.9 million due from the automobile purchasers, which will be collected through installment payments on a monthly basis during the relevant affiliation periods. The efficiency of collection of the monthly installment payments has a material impact on our daily operation.

Our liquidity may be negatively impacted as a result of the increases in advance payments for automobile purchases in addition to general economic and industry factors. We anticipate that, to the extent that we require additional liquidity, it will be funded through the incurrence of other indebtedness, additional equity financings or a combination of these potential sources of liquidity. If we raise additional funds by issuing equity securities or convertible debt, our stockholders will experience dilution. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. The covenants under future credit facilities may limit our ability to obtain additional debt financing. We cannot be certain that additional funding will be available on acceptable terms, or at all. Any failure to raise capital in the future could have a negative impact on our financial condition and our ability to pursue our business strategies.

S-11

Our failure to raise additional capital and in sufficient amounts may significantly impact our ability to maintain and expand our business.

We are exposed to credit risk in our auto financing facilitation and auto financing businesses. Our current risk management system may not be able to accurately assess and mitigate all risks to which we are exposed, including credit risk.

We are exposed to credit risk as we are required by certain financial institutions to provide guarantee on the lease/loan payments (including principal and interests) of the automobile purchasers referred by us. As of December 31, 2020, the maximum contingent liabilities the we would be exposed to was approximately $14,898,000 (including approximately $202,000 related to our discontinued P2P business), assuming all the automobile purchasers were in default, which may cause an increase in guarantee expense and cash outflow in financing activities. As of December 31, 2020, approximately $3,358,000, including interests of $201,000, due to financial institutions, of all the automobile purchases we serviced were past due. Customers may default on their lease/loan payments for a number of reasons including those outside of their or our control. The credit risk may be exacerbated in automobile financing due to the relatively limited credit history and other available information of many consumers in China.

We only recently launched our own online ride-hailing platform, which makes it make it difficult for investors to evaluate the success of this business to date and to assess the future viability of this business.

We only recently launched our online ride-hailing platform. This lack of operating history may make it difficult for investors to evaluate our prospects for success for this business. In order to establish commercial viability of this business, we will have to acquire a large customer base. There can be no assurances that we will be able to do so.

As a “start up” business, our online ride-hailing platform may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors that may alter or delay our plans. There is no assurance that we will be successful with this business and the likelihood of success of our ride-hailing platform must be considered in light of our relatively early stage of operations. Any growth in this business will put significant demands on our processes, systems and personnel. If we are unable to successfully manage and support our growth and the challenges and difficulties associated with managing our ride-hailing platform as a larger, more complex business, this could cause a material adverse effect on our business, financial position and results of operations, and the market value of our securities could decline.

We face intense competition in our new online ride-hailing business, which could lead to our inability to secure market share or cause us to lose market share to our competitors, any of which could materially and adversely affect our business, results of operations and financial condition.

The online ride-hailing market in China, especially in our initial target market of Chengdu, is intensely competitive and characterized by rapid changes in technology, shifting user preferences, and frequent introductions of new services and offerings. We only recently launched our own proprietary online ride-hailing platform, and as a new business line, we will be highly susceptible to competition. We expect competition to continue, both from current competitors and new entrants in the market that may be well-established and enjoy greater resources or other strategic advantages. If we are unable to anticipate or react to these competitive challenges, our competitive position could weaken, or fail to improve, and we could experience growth stagnation or even a decline in revenue that could materially and adversely affect our business, results of operations and financial condition.

Certain of our online ride-hailing competitors, such as 01Zhuanche and Caocao, have far greater financial, technical, marketing, research and development, manufacturing and other resources, greater name recognition, longer operating histories or a larger user base than we do. They may be able to devote greater resources to the development, promotion and sale of offerings and offer lower prices than we do, which could adversely affect our results of operations. Further, they will have greater resources to deploy towards the research, development and commercialization of new technologies, or they may have other financial, technical or resource advantages. These factors may allow our online ride-hailing competitors to derive greater revenue and profits from their existing user bases, enlarge their user base at lower costs, or respond more quickly to new and emerging technologies and trends. Our current and potential competitors may also establish cooperative or strategic relationships amongst themselves or with third parties that may further enhance their resources and offerings to our detriment.

S-12

If our safety system fails to ensure user safety while using our online ride-hailing platform, our business, results of operations and financial condition could be materially and adversely affected.

According to the Emergency Notice on Further Strengthening the Safety Management of Online Reservation of Taxis and Carpooling of Private Vehicles jointly promulgated by the General Office of Ministry of Transportation and the General Office of the PRC Ministry of Public Security on September 10, 2018, online ride-hailing platforms shall carry out background checks on all online ride-hailing drivers according to relevant requirements of taxi driver background check and supervision.

We are in the progress of improving a safety system to build up trust among our users and ensure the safety level, including conducting background checks to screen our potential online ride-hailing drivers and their vehicles to identify those that are not qualified to utilize our platform pursuant to applicable laws and regulations or our internal standards. We have also established a 24/7 emergency response mechanism to deal with emergency safety issues. Our cooperated aggregation platforms also have various safety measures through mobile apps, such as one-button emergency calls, to protect riders during the trips.

We cannot assure you, however, that our own safety system and the safety measures of our cooperated aggregation platforms will always meet our expectations or the requirements under applicable laws and regulations, and that we will always be able to filter out unqualified online ride-hailing drivers or timely respond to and deal with emergency matters. We may also fail to effectively control the behaviors of these drivers, or cause them to fully comply with our platform policies and standards. Any negative publicity resulting from any failures, mistakes or omissions of our safety system, including any safety incidents or data security breaches, could materially and adversely affect our reputation and brand, and could potentially lead to increased regulatory or litigation exposure. If our safety system fails to ensure user safety while using our platform, our business, results of operations and financial condition could be materially and adversely affected.

Illegal, improper or otherwise inappropriate activities of users while utilizing our online ride-hailing platform could expose us to liabilities and harm our reputation, business, results of operations and financial condition.

Illegal, improper or otherwise inappropriate activities by users while utilizing our online ride-hailing platform could expose us to liabilities and materially and adversely affect our reputation, business, results of operations and financial condition. These activities may include abuse, assault, theft, false imprisonment, sexual harassment, identity theft, unauthorized use of credit and debit cards or bank accounts, and other misconduct. While we have implemented various measures to anticipate, identify and address risks associated with these activities, we may not adequately address or prevent all illegal, improper or otherwise inappropriate activities by our users, which could damage our brand and the viability of this business.

At the same time, if the measures we have taken to guard against these illegal, improper or otherwise inappropriate activities are too restrictive and inadvertently prevent qualified online ride-hailing drivers otherwise in good standing from using our platform, or if we are unable to implement and communicate these measures fairly and transparently or are perceived to have failed to do so, the growth and retention of our users and their utilization of our online ride-hailing platform could be negatively impacted. For example, if we cannot complete background checks of potential online ride-hailing drivers who apply to utilize our platform on a timely basis, we may not be able to onboard potential online ride-hailing drivers in time and, as a result, our platform may be less attractive to qualified online ride-hailing drivers.

Furthermore, any negative publicity related to the foregoing, whether such incident occurred on our platform or on our competitors’ platforms, could materially and adversely affect our reputation and brand and more importantly, public perception of the online ride-hailing industry as a whole, which could negatively affect the demand for platforms like ours, and potentially lead to increased regulatory or litigation exposure. Any of the foregoing risks could harm our business, results of operations and financial condition.

S-13

We may be considered as conducting payment services as a non-financial institution without a Payment Business Permit.

Gaode Map and Meituan settle payments to our accounts in Alipay or Qiandaibao once a week. In general, after deducting service fees of Gaode Map and Meituan, the remaining amounts, including the earnings of the drivers and our service fees, are transferred to our accounts in Alipay and Qiandaibao. Then we settle the payments with the online ride-hailing drivers.

According to the Measures for the Administration of Payment Services of Non-Financial Institutions which were promulgated by the PRC government on June 14, 2010, effective on September 1, 2010 and amended on April 29, 2020, non-financial institutions are required to obtain a payment business permit (the “Payment Business Permit”) to provide payment services. Neither non-financial institutions nor individuals is permitted to engage in any form of payment business without the approval of the Chines government, including payment through the Internet.

The relevant PRC rules and regulations lack clear guidance as to what practice or process constitutes payment or settlement services without a Payment Business Permit. Therefore, there is a risk that our settlement practice may cause us to be deemed as engaging in payment and settlement services without a license. As of the date of this Offering, to our knowledge, we were not required by the relevant regulatory authorities to obtain the Payment Business Permit for our past settlement practice, nor have we received any penalty in connection with any purported operations of payment and settlement services without a Payment Business Permit or otherwise in violation of the above-described rules and regulations. If we encourage issues in this regard, we will consider engaging a licensed commercial bank to escrow our bank account and manage the prepayments received from our enterprise users and refund balances attributable to our individual users. However, we cannot assure you that our cooperation with a commercial bank in this regard would completely address the payment-related risk or such cooperation would suffice for all of our present or future businesses. In addition, the settlement services provided by licensed third-parties and financial institutions are subject to various rules and regulations, which may be amended or reinterpreted to encompass additional requirements. In response to that, we may have to adjust our cooperation with such licensed commercial bank or any other financial institutions and may thus incur higher transaction and compliance costs. Any of the circumstances would have a material and adverse effect on our business, results of operations and financial condition.

If we fail to cost-effectively attract and retain online ride-hailing drivers, or to increase utilization of our platform by existing users, our business, results of operations and financial condition could be materially and adversely affected.

The growth of our online ride-hailing platform depends in part on our ability to cost-effectively attract and retain online ride-hailing drivers who satisfy our screening criteria and procedures, and to increase their utilization of our platform. To attract and retain qualified drivers, we have, among other things, offered incentives for drivers. We believe that our sales and marketing initiatives is promoting awareness of our offerings, which in turn drives the growth of our driver pool and the utilization rate of our marketplace. However, we may fail to retain and attract qualified online ride-hailing drivers due to a number of reasons, such as our lack of brand recognition and reputation or our failure to provide subsidies that are comparable or superior to those of our competitors. Other factors beyond of our control, such as increases in the price of gasoline, vehicles or insurance, and the vehicle quantity control of PRC government, may also reduce the number of private car owners and taxi drivers on our platform or their utilization of our online ride-hailing platform.

Our failure to continuously attract and retain drives and to increase utilization of our online ride-hailing platform would impair the network effect of our platform, which would in turn materially and adversely affect our business, results of operations and financial condition.

S-14

Changes to pricing for our online ride-hailing services could materially and adversely affect our ability to attract or retain riders and qualified drivers.

Demand for our online ride-hailing services is sensitive to ride fares, which takes into consideration, among other things, incentives paid to online ride-hailing drivers and our service fees. Our pricing strategies could be affected by a number of factors, including operating costs, legal and regulatory requirements or constraints, our current and future competitors’ pricing and marketing strategies, and the perception of ride fares as a non-compensatory sharing of travel cost by online ride-hailing drivers. Some competitors offer, or may in the future offer, lower-priced services. Similarly, some competitors may use marketing strategies to attract or retain riders and qualified online ride-hailing drivers at lower costs than us. Certain competitors may also attract and retain riders and qualified online ride-hailing drivers with significant subsidies. As such, we may be forced by competition, regulation or other reasons to reduce ride fares and service fees, increase incentives we pay to online ride-hailing drivers on our platform, reduce our service fees, or to increase our marketing and other expenses. Furthermore, our users’ price sensitivity may vary by geographic locations, and as we expand, our pricing methodologies may not enable us to compete effectively in these locations. We may launch new pricing strategies and initiatives, or modify existing pricing methodologies, any of which may not ultimately be successful in attracting and retaining riders and qualified online ride-hailing drivers.

Any significant disruption in service on our online ride-hailing platform, malfunctions of our technology systems, errors and quality issues in our software, hardware and systems, or human errors in operating these systems, could materially and adversely affect our business, results of operation and financial condition.

Our online ride-hailing business is dependent on the ability of our information technology systems to process massive amounts of information and transactions in a consistently stable and timely manner. Our information technology infrastructure in Hangzhou is hosted by third-party service providers. The satisfactory performance, reliability and availability of our technology and underlying network infrastructure are critical to our operations, service quality, reputation and ability to retain and attract users. We cannot guarantee that access to our online ride-hailing platform will be uninterrupted, error-free or secure. Our online ride-hailing operations also depend on the ability of the host of our system hardware to protect its and our systems in its facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or criminal acts. If our arrangement with the current host is terminated, or there is a lapse of service or damage to the host’s facilities, we could experience interruptions in our service as well as delays and incur additional expenses in arranging new facilities. In the event of a partial or complete failure of any of our computer systems, our business activities would be materially disrupted. In addition, a prolonged failure of our information technology system could damage our reputation and materially and adversely affect our prospects and profitability.

We may continue to experience, system failures and other events or conditions from time to time that interrupt the availability or reduce or affect the speed or functionality of our offerings. These events could result in material losses of revenue. A prolonged interruption in the availability or reduction in the availability, speed or other functionality of our services could adversely affect our business and reputation and could result in the loss of users. Also, our software, hardware and systems may contain undetected errors, which could have a material adverse impact on our online ride-hailing business, particularly where such errors are not timely detected and remedied. In addition, our platform and services use complex software, and may have coding defects or errors that may impair our users’ ability to use our platform and services. The models and algorithms that we use for our platform and services may also contain design or performance defects that are not detectable even after extensive internal testing. We cannot assure you that we would be able to detect and resolve all such defects and issues through our quality control measures.

Any errors, defects and disruptions in services, or other performance problems with our online ride-hailing platform and services could hurt our reputation, affect user experience or cause economic loss or other types of damage to our users. Software and system errors or human errors could delay or inhibit order dispatching, matching of users, route calculation, settlement of payments, and reporting of errors, or prevent us from collecting service fees or providing services. Such issues could result in liabilities and losses, which could have a material and adverse effect on our business, results of operations and financial condition. In addition, if we fail to adopt new technologies or adapt our mobile apps, websites and systems to changing user preferences or emerging industry standards, our business and prospects may be materially and adversely affected.

S-15

If we fail to obtain and maintain the requisite licenses and approvals required for our online ride-hailing business, or if we are required to take compliance actions that are time-consuming or costly, our business, results of operations and financial condition may be materially and adversely affected.

As the date of this Offering, we believe we have obtained all licenses and permits and made all necessary filings that are essential to the operation of our online ride-hailing platform, many of which are generally subject to regular PRC government review or renewal. However, we cannot assure you that we can successfully update or renew the licenses required for our business in a timely manner or that these licenses are sufficient to conduct all of our present or future business. If the relevant authorities determine that our platform has not obtained the requisite licenses or our operations are not in compliance with the relevant regulations, we may be required to suspend our operations, which may cause significant loss of our users and materially and adversely affect our business, results of operations and financial condition. If we fail to complete, obtain or maintain any of the required licenses or approvals or make the necessary filings, we may be subject to various activities, including the imposition of fines and the discontinuation or restriction of our operations. Any such penalties may disrupt our business operations and materially and adversely affect our business, results of operations and financial condition.

We rely primarily on a third-party insurance policy to insure our auto-related risks relating to our online ride-hailing services. If our insurance coverage is insufficient for the needs of our business or our insurance providers are unable to meet their obligations, we may not be able to mitigate the risks facing our business, which could adversely affect our business, results of operations and financial condition.

We may become subject to claims arising primarily from our online ride-hailing services for automobile-related incidents, including bodily injury, property damage and uninsured and underinsured liability. If we were held liable to these automobile-related claims under court orders and the amounts exceed our applicable aggregate coverage limits, we would bear the excess, in addition to amounts already incurred in connection with deductibles or otherwise paid by our insurance provider. Insurance providers have raised premiums and deductibles for many businesses and may do so in the future. As a result, our insurance and claims expenses could increase, or we may decide to raise our deductibles when our policies are renewed or replaced. In addition, our insurance providers might be subject to regulatory actions from time to time. Our business, results of operations and financial condition could be adversely affected if cost per claim, premiums or the number of claims significantly exceeds our historical experience and coverage limits, we experience a claim in excess of our coverage limits, our insurance providers fail to pay on our insurance claims, we experience a claim for which coverage is not provided, or the number of claims under our deductibles differs from historic averages.

We rely on third-party payment processors to process payments made by our business partners and payments made to private car owners and taxi drivers on our platform, and if we cannot manage our relationships with such third parties and other payment-related risks, our business, results of operations and financial condition could be adversely affected.

We rely on third-party payment processors, such as Alipay and Qiandaibao, and rarely, commercial banks, to process payments made by our business partners and payments made to online ride-hailing drivers on our platform. If any of our third-party payment processors terminates its relationship with us or refuses to renew its agreement with us on commercially reasonable terms, we would need to find an alternative payment processor, and may not be able to secure similar terms or replace such payment processor in an acceptable timeframe. Further, the software and services provided by our third-party payment processors may fail to meet our expectations, contain errors or vulnerabilities, encounter disruption or compromise, or experience outages. Our third-party payment processors may also be penalized or suspended if they fail to protect personal information in compliance with relevant laws and regulations. Any of these risks could cause us to lose our ability to accept online payments or other payment transactions or make timely payments to private car owners and taxi drivers on our platform, any of which could make our platform less convenient and attractive to users and adversely affect our ability to attract and retain users.

We may in the future offer new payment options to users that may be subject to additional regulations and risks. We are also subject to a number of other laws and regulations relating to the payments we accept from our business partners, including with respect to money laundering, money transfers, privacy and information security. If we fail to comply with applicable rules and regulations, we may be subject to civil or criminal penalties, fines or higher transaction fees and may lose our ability to accept online payments or other payment card transactions, which could make our services less convenient and attractive to our users. If any of these events were to occur, our business, results of operations and financial condition could be adversely affected.

S-16

We depend on the ability of our online ride-hailing platform to operate across third-party applications and platforms that we do not control.

In connection with our online ride-hailing business, we have integrations with Gaode Maps, Meituan, Alipay, Qiandaibao and some third-party service providers. As our online ride-hailing services expand and evolve, we may have an increasing number of integrations with other third-party applications, products and services. Third party applications, products and services are constantly evolving, and we may not be able to maintain or modify our platform to ensure its compatibility with third-party offerings following development changes. In addition, some of our competitors or technology partners may take actions which disrupt the interoperability of our platform with their own products or services, or exert strong business influence on our ability to, and the terms on which we, operate and distribute our platform. As our online ride-hailing services continue to evolve, we expect the types and levels of competition to increase. Should any of our competitors or technology partners modify their products, standards or terms of use in a manner that degrades the functionality or performance of our platform or is otherwise unsatisfactory to us or gives preferential treatment to competitive products or services, our business, results of operations and financial condition could be materially and adversely affected.

If we fail to effectively manage the behaviors of order skipping, disintermediation and other misconduct and fraud by our users, our business, results of operations and financial condition could be materially and adversely affected.

Online ride-hailing drivers on our platform may skip orders and fail to pick up riders, or circumvent our platform and complete the transaction offline and in private. Our users may also maliciously misappropriate subsidies provided on our platform. For example, if we detect users engaging in cheating behaviors to earn incentives we have offered, we may be required to disqualify them from using such incentives. We have also implemented various measures to prevent order skipping. For example, we monitor the order completion rate for our online ride-hailing drivers, and those with low credit scores based on riders’ feedback or behavior scores will be less likely to receive orders on our platform. If we detect a persistent skipping pattern, we will permanently close their user accounts on our platform.

In addition, we may incur losses from various types of fraud by our users, including use of stolen or fraudulent credit card data, attempted payments by riders with insufficient funds and fraud committed by riders in concert with online ride-hailing drivers. Bad actors use increasingly sophisticated methods to engage in illegal activities involving personal information, such as unauthorized use of another person’s identity, account information or payment information and unauthorized acquisition or use of credit or debit card details, bank account information and mobile phone numbers and accounts. Under current credit card practices, we may be liable for rides facilitated on our online ride-hailing platform with fraudulent credit card data, even if the associated financial institution approved the credit card transaction. We are in the process of taking measures to detect and prevent fraudulent transactions by our users, such as cross-checking a driver’s travel path against the proposed itinerary to verify the authenticity of an order.

Despite our efforts, our measures may not eliminate order skipping, disintermediation, and other user misconducts and fraud. Our failure to adequately detect and prevent such user behaviors could materially and adversely affect our business, results of operations and financial condition.

Our online ride-hailing results of operations are subject to seasonal fluctuations.

We expect to experience seasonality in our online ride-hailing business. For example, we expect to experience higher user traffic during the Chinese National holiday. Other seasonal trends that may affect us or China’s online ride-hailing industry generally may develop, and current seasonal trends may become more extreme, all of which would contribute to fluctuations in our results of operations. Our online ride-hailing results of operations in future quarters or years may fluctuate and deviate from the expectations of our investors, and any occurrence that disrupts our business during any particular quarters could have a disproportionately material adverse effect on our liquidity and results of operations.

S-17

We have incurred net losses and may continue to incur net losses in the future.

We had net losses of $9,935,803 and $4,542,525 in the years ended March 31, 2020 and 2019, respectively, and net losses of $8,643,938 for nine months ended December 31, 2020, and may continue to incur losses in the future. We anticipate that our operating expenses will increase in the foreseeable future as we seek to continue to grow our business, attract more customers and further enhance and develop our Automobile Transaction and Related Services. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. Our net revenue growth may slow, our net income margins may decline or we may incur additional net losses in the future and may not be able to achieve and maintain profitability on a quarterly or annual basis. In addition, our net revenue growth rate will likely decline as our net revenue grows to higher levels.

We may need additional capital, and financing may not be available on terms acceptable to us, or at all.

In the fiscal years ended March 31, 2020 and 2019, our principal sources of liquidity were proceeds from our IPO, the June 2019 Offering, capital contribution from our stockholders and borrowings from financial institutions. As of December 31, 2020, we had cash and cash equivalents of $3,537,630, compared with cash and cash equivalents of approximately $833,888 as of March 31, 2020. With the proceeds from our June 2019 Offering, our public offering of 12 million shares in August 2020 for aggregate net proceeds of approximately $5.3 million, and approximately $7 million from the JKL Investment Agreement and anticipated cash flows from operating activities, we have been able to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business to the date of the Offering. If we fail to do so due to unexpected situations, we anticipate to receive loans from our stockholders to fund our operations. However, we cannot assure you this will be the case. We may need additional cash resources in the future if we experience changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our stockholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

S-18

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities offered by this prospectus supplement will be approximately $5.77 million. We intend to use the net proceeds of this offering for general corporate purposes, including development of our business operating platform and mobile application, new hires, working capital, and general and administrative matters. Pending these uses, we expect to invest the net proceeds in short-term, interest-bearing securities.

The amounts and timing of our actual expenditures will depend on numerous factors including, but not limited to, our business development, financial condition and results of operations, as well as the growth of China's online ride-hailing, automobile financing and automobile leasing industries and the potential impact of the COVID-19 epidemic in China or any recurrence thereof. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of management regarding the application of the net proceeds from the offering. We may find it necessary or advisable to reallocate the net proceeds of this offering; however, any such reallocation would be substantially limited to the categories set forth above as we do not intend to use the net proceeds for other purposes.

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DILUTION

If you invest in our common stock, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of December 31, 2020, was approximately ($0.24) million, or ($0.01) per share of common stock. Net tangible book value per share is equal to our total tangible assets minus total liabilities, divided by the number of shares of common stock outstanding as of December 31, 2020. After giving effect to the sale of shares of common stock by us in this offering at a price of $1.175 per share, and after deducting the placement agent fees, and estimated offering expenses payable by us, our as adjusted net tangible book value would have been approximately $5.53 million, or approximately $0.10 per share of common stock, as of December 31, 2020. This represents an immediate increase in net tangible book value of approximately $0.11 per share to existing stockholders and an immediate dilution of approximately $1.05 per share to new investors. The following table illustrates this calculation on a per share basis:

Public offering price per Share	$1.175
Net tangible book value per share as of December 31, 2020	$(0.01)
Increase per share attributable to the offering	$0.11
As adjusted net tangible book value per share after this offering	$0.10
Dilution per share to new investors	$1.08

The number of shares of common stock to be outstanding immediately after this offering as shown above is based on 49,941,651 shares of common stock outstanding as of May 11, 2021, which includes 63,637 accrued shares payable due to vesting of restricted stock units at May 11, 2021 but were not issued as of that date, and the exercised warrants of 551,237 shares of common stock during February to April 2021, but excludes 1,057,040 shares of common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $1.19 per share as of May 11, 2021.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding warrants to purchase shares of our common stock. The exercise of outstanding warrants having an exercise price less than the offering price will increase dilution to new investors.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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THE SECURITIES PURCHASE AGREEMENT

On May 11, 2021, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) for the sale of 5,531,916 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) together with 5,531,916 warrants to purchase an aggregate of 5,531,916 shares of Common Stock at an exercise price of $1.05 per share (the “Investors Warrants”). The Shares and Investors Warrants will be sold together as a unit consisting of one Share and a Warrant (to purchase one share of our common stock for each Share included in the unit). The purchase price per unit will be $1.175 (the “Purchase Price”). The Shares and the Investors Warrants will be issued separately but can only be purchased together in this offering. The Company expects to sell the Shares and Investors Warrants for aggregate gross proceeds of approximately $6.5 million. The offering is expected to close on May 13, 2021.

The Purchase Agreement contains customary representations and warranties of the Company, termination rights of the parties and certain covenants of the Company.

The Company shall hold a special meeting of stockholders of the Company (the “Stockholder Meeting”) no later than September 15, 2021 (the “Stockholder Meeting Deadline”), soliciting stockholders’ affirmative votes at the Stockholder Meeting for approval of resolutions (“Stockholder Resolutions”) providing for the approval of the issuance of the Shares, the Investors Warrants and the Placement Agent Warrants in compliance with the rules and regulations of the Nasdaq Capital Market (the “Stockholder Approval”). The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held on or prior to December 31, 2021 and shall cause an additional Stockholder Meeting to be held semi-annually thereafter until such Stockholder Approval is obtained.

Pursuant to the Purchase Agreement, each of the Investors shall have a fifty percent (50%) right of participation (on a pro-rata basis) in any debt or equity linked financings undertaken by the Company for twelve (12) months following the closing of the offering. Further, until ninety (90) days after the closing of the offering, the Company shall not, directly or indirectly, offer or issue any securities (or enter into any agreement with respect thereto) other than customary exceptions. The Company may also not enter into any variable rate transactions until the later of one year after the closing of the offering or such date that the Company obtained the Stockholder Approval.

Each of our directors, executive officers and shareholders holding 5% or more of the total outstanding shares of the Company, shall enter into lock-up agreements by the closing of this offering that generally prohibit the sale, transfer, or other disposition of our securities (with certain exceptions), without the prior written consent of the Placement Agent, for a period of one hundred and eighty (180) days following the closing of the Offering.

The Company expects to receive net proceeds of approximately $5.77 million from the offering.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

For a description of the common stock being offered hereby, please see “Description of Securities We May Offer” in the accompanying prospectus.

Warrants

The material terms and provisions of the Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. The summary is subject to, and qualified in its entirety by, the form of warrant which will be provided to each investor in this offering and will be filed as an exhibit to a Current Report on Form 8-K with the SEC in connection with this offering.

The Warrants are exercisable for an aggregate of 5,531,916 shares of Common Stock at an exercise price of $1.05 per share. The Warrants have a term of five (5) years from the date of issuance and are exercisable by the holders at any time on or after the date of issuance.

The exercise price and the number of shares issuable upon exercise of the Warrants are subject to an adjustment upon the occurrence of certain events, including, but not limited to, stock splits or dividends, business combinations, sale of assets, similar recapitalization transactions, or other similar transactions. The exercise price the Warrants are also subject to an adjustment in the event that the Company issues or is deemed to issue shares of Common Stock for less than the applicable exercise price of such Warrants. However, the exercise price of the Warrants shall not be lower than $1.05 as a result of an adjustment, unless the Company has obtained the Stockholder Approval.

Holders of the Warrants may exercise their Warrants to purchase shares of our Common Stock by delivering an exercise notice, appropriately completed and duly signed. Payment of the exercise price for the number of shares for which the warrant is being exercised is required to be delivered within one trading day after exercise of a Warrant. In the event that the registration statement relating to such warrant shares is not effective, a holder of warrants will have the right to exercise its Warrants for a net number of warrant shares pursuant to the cashless exercise procedures specified in the Warrants. The Warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver Common Stock issuable upon exercise of a Warrant.

Upon the holder’s exercise of a Warrant, we will issue the shares of common stock issuable upon exercise of such Warrant within two trading days of our receipt of notice of exercise.

Underlying Shares

The shares of common stock issuable on exercise of the Warrants will be, when issued in accordance with the Warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding Warrants.

Fundamental Transaction

If, at any time the Warrants are outstanding, we consummate any fundamental transaction, as described in the Warrants and which generally includes, but is not limited to the following: (i) any consolidation or merger into another corporation, (ii) any sale, lease or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) the completion of any purchase offer, tender offer or exchange offer pursuant to which 50% or more of the holders of the Company’s Common Stock have accepted to sell, tender or exchange their securities, (iv) any reclassification, reorganization or recapitalization of the Company’s Common Stock or any compulsory share exchange pursuant to which the Company’s Common Stock is effectively converted into or exchanged for other securities, cash or property, and (v) the consummation of a transaction whereby another entity acquires more than 50% of our outstanding Common Stock. In the event of a Change of Control transaction, each Warrant holder will have the right to require us, or our successor, to repurchase its Warrants for an amount of cash equal to the Black-Scholes value of the remaining unexercised portion of the Warrant.

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Limitations on Exercise

The exercisability of the Warrants may be limited in certain circumstances if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.99% of our Common Stock.

No Stockholder Rights

The holder of a Warrant will not possess any rights as a stockholder under the Warrant until the holder exercises such Warrant.

Forced Exercise

If at any time the volume weighted average price (VWAP) of the Company’s Common Stock on the Nasdaq Capital Market exceeds $3.765, subject to adjustment for ten (10) consecutive trading days, and no Equity Conditions Failure, as defined in the Warrant, then exists, then the Company shall have the right to require the holder to exercise the Warrant into up to the number of shares of Common Stock equal to the lesser of (x) the aggregate number of Warrant Shares then exercisable hereunder and (y) 30% of the aggregate trading volume of the shares of Common Stock (as reported by Bloomberg) during the three consecutive trading day period immediately prior to the applicable Forced Exercise Notice Date (as defined in the Warrant). If the Company elects to cause a forced exercise of the Warrant, then it must simultaneously take the same action in the same proportion with respect to all of the other Warrants then outstanding.

No Market for Warrants

There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply to list the Warrants on any securities exchange. Without an active market, the liquidity of the Warrants will be limited. In addition, in the event our Common Stock price does not exceed the per share exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants will not have any value.

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PLAN OF DISTRIBUTION

Pursuant to an agreement dated May 11, 2021 (the “Agreement”), we engaged FT Global Capital, Inc. (the “Placement Agent”), to act as our exclusive placement agent in connection with this offering of our securities pursuant to this prospectus supplement and accompanying prospectus.

Under the terms of the Agreement, the Placement Agent has agreed to be our placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our common shares and warrants in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Agreement does not give rise to any commitment by the Placement Agent to purchase any of our common shares and warrants, and the Placement Agent will have no authority to bind us by virtue of the Agreement for this offering. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. There is no requirement that any minimum number of securities or dollar amount of securities be sold in this offering and there can be no assurance that we will sell all or any of the securities being offered. As described below, we will enter into a purchase agreement directly with each investor in connection with this offering and we may not sell the entire amount of securities offered pursuant to this prospectus supplement.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent: (1) may not engage in any stabilization activity in connection with our securities; and (2) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

We entered into a Purchase Agreement with the Investors purchasing the securities being issued pursuant to this offering. The form of Purchase Agreement is attached as an exhibit to our Current Report on Form 8-K to be filed with the SEC on May 11, 2021, in connection with this offering. The closing of this offering is expected to take place on May 13, 2021, and the following will occur: (1) we will receive funds in the amount of the aggregate purchase price; (2) the Placement Agent will receive the placement agent fees in accordance with the terms of the Agreement; and (3) we will deliver the common shares and warrants.

Commissions and Offering Expenses

Upon the closing of this offering, we have agreed to pay the Placement Agent a cash fee equal to 7.5% of the aggregate purchase price of the common shares sold under this prospectus supplement. We have also agreed to reimburse the Placement Agent for certain expenses, consisting of $30,000 for due diligence and travel fees and $30,000 for legal expenses.

Placement Agent Warrants

We have agreed to issue to the Placement Agent a warrant to purchase a number of common shares equal to 7.5% of the aggregate number of common shares sold in this offering, which warrant will have an exercise price of $1.05 per share and will terminate on the five-year anniversary of the date of the commencement of sales in this offering. Pursuant to FINRA Rule 5110(e), the Placement Agent warrant and any shares issued upon exercise of the Placement Agent warrant shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

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Tail Fee

We have also agreed to a 12-month tail fee with respect to any public or private offering or other financing or capital-raising transaction of any kind to the extent that such financing is provided to us by any investors that the Placement Agent has contacted on our behalf in connection with this offering.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities relating to or arising out of the Placement Agent’s activities under the Agreement and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Listing

Our shares of Common Stock are listed on the NASDAQ Capital Market under the symbol “AIHS”.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Pryor Cashman LLP, New York, New York. Schiff Hardin LLP, Washington, DC, is representing the placement agent in this offering.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the years ended March 31, 2020 and 2019 have been so incorporated in reliance upon the report of Friedman LLP, an independent registered public accounting firm, given upon its authority as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

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●	Our Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on July 9, 2020;

●	Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2020, September 30, 2020 and December 31, 2020, as filed with the SEC on August 19, 2020, November 20, 2020 and February 16, 2021, respectively; and

●	Our Current Reports on Form 8-K filed with the SEC on April 1, 2020, April 23, 2020, July 8, 2020, July 15, 2020, August 3, 2020, August 4, 2020, August 13, 2020, September 8, 2020, September 14, 2020, September 16, 2020, November 4, 2020, November 20, 2020, January 6, 2021, February 9, 2021 and February 11, 2021.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus supplement have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may requests, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Xi Wen, at Senmiao Technology Limited, at 16F, Shihao Square, Middle Jiannan Blvd. High-Tech Zone, Chengdu, Sichuan, People's Republic of China. Our telephone number is +86 28 61554399. Information about us is also available at our website at http://www.senmiaotech.com. The information on our website is not a part of, or incorporated in, this prospectus supplement or the accompanying prospectus.

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Prospectus

SENMIAO TECHNOLOGY LIMITED

 $80,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

By this prospectus, we may offer and sell from time to time, in one or more series or classes, up to $80,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities, warrants, rights and/or units. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions. This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our common stock is listed on NASDAQ under the symbol “AIHS.” On March 15, 2019, the closing price for our common stock, as reported on NASDAQ, was $5.32 per share, and the aggregate market value of our outstanding common stock held by non-affiliates (our “public float”), was $75,446,378.00, calculated based on 14,181,650 shares of outstanding common stock held by non-affiliates as of March 15, 2019 and the price per share of $5.32. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period, so long as our public float remains below $75.0 million. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

We may offer and sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, including on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 8 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 19, 2019.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $80,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” in this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to the “company,” “we,” “us” and “our” refer to Senmiao Technology Limited and its subsidiaries and variable interest entities.

Any trade names, trademarks and service marks of others that are contained in this prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without ®, TM or similar symbols.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ( the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk Factors.”

This prospectus contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our goals and strategies;

•	our future business development, financial condition and results of operations;

•	the expected growth in China of the credit industry, and marketplace lending in particular;

•	the growth in China of disposable household income and the availability and cost of credit to finance car purchases;

•	the growth in China of the automobile and automobile financing and leasing industries;

•	taxes and other incentives or disincentives related to car purchases and ownership;

•	fluctuations in the sales and prices of new and used cars and consumer acceptance of financing car purchases;

•	ride-hailing, transportation networks, and other fundamental changes in transportation patterns;

•	our expectations regarding demand for and market acceptance of our products and services;

•	our expectations regarding our customer base;

•	our plans to invest in our automobile transaction and financing services business;

•	our relationships with our business partners;

•	competition in our industries; and

•	relevant government policies and regulations relating to our industries.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties and other factors more fully discussed in the “Risk Factors” section in this prospectus, the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC. Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

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PROSPECTUS SUMMARY

Overview

We are a provider of financial and transaction services in the People’s Republic of China (“PRC” or “China”) and principally operate in two business segments: online peer-to-peer (“P2P”) lending and automobile transaction and financing services. We conduct our online P2P lending business through an online lending platform operated by our variable interest entity (“VIE”), Sichuan Senmiao Ronglian Technology Co., Ltd. (“Sichuan Senmiao”), which facilitates loan transactions between Chinese investors and Chinese individual and small-to-medium-sized enterprise (“SME”) borrowers. Additionally, we provide automobile transaction and financing services primarily to ride-hailing drivers through our majority-owned subsidiary, Hunan Ruixi Financial Leasing Co., Ltd. (“Hunan Ruixi”), a PRC limited liability company, and its VIE, Sichuan Jinkailong Automobile Leasing Co., Ltd. (“Jinkailong”).

Our Online Lending Services

We offer quick and easy access to credit for borrowers and attractive investment returns for investors through our online lending platform, which was acquired in September 2016 and had been in operation for two years prior to our acquisition. Since that acquisition and through December 31, 2018, we have facilitated loan transactions in an aggregate amount of over RMB687 million (approximately US$103 million). As of December 31, 2018, we had an aggregate of 40,133 registered users of our platform, and a total of 3,239 investors and 2,694 borrowers had participated in loan transactions through our platform. We currently conduct our online P2P lending business exclusively in China, and all of our investors and borrowers are located in China.

We facilitate direct loan transactions between investors and borrowers in China. We offer six types of products to individual and small-to-medium-size enterprise borrowers based on their usage of their loan proceeds. Our revenues from online lending services are primarily generated from fees charged for our services in matching investors with borrowers. We charge borrowers transaction fees for the work we perform through our platform and charge our investors service fees on their actual investment returns. The interest rates of the loans facilitated through our platform range from 7.68% to 10.80% per annum.

We charge borrowers transaction fees based on their loan amounts. The transaction fees charged to borrowers range from 0.19% to 3.00% and are paid (i) for loans accruing interest on a monthly basis, upon disbursement of the loan proceeds and (ii) for loans accruing interest on a daily basis, upon full repayment of principal and interest. We also charge our investors a service fee of 8.00% of their actual investment returns, and collect the fee when the investors receive their interest payments. Our interest rates, transaction fees, service fees and other charges are all disclosed to the users of our platform.

We acquire our borrowers mainly through referrals from customers and business partners. We attract investors from a variety of channels, including the internet, our mobile applications and promotion and marketing events, as well as from referrals from our business partners.

Our Automobile Transaction and Financing Services

Through Hunan Ruixi and Jinkailong, we facilitate automobile purchase transactions among automobile dealers, our cooperative third party sales teams and the automobile purchasers, who are primarily ride-hailing drivers. We provide sales venue and vehicle sourcing for transactions. We charge the dealers, third party sales teams and automobile purchasers a facilitation fee based on the type of vehicle and individual negotiations, and generally charge no more than $2,100 per automobile.

We also provide a series of services for purchasers throughout the automobile purchase transaction process, including the registration of license plates and the securing of permits from relevant government authorities, insurance facilitation and assistance with applications to financial institutions to finance the purchase. Our service fees are based on the total quoted price of the automobiles, the specific services provided, our expenses for providing these services and other factors. Our service fees have ranged from $243 to $2,261 per automobile.

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We have established collaborations with a number of financial institutions, including commercial banks and financial leasing companies, as well as online peer-to-peer lending platforms, which finance the purchase of the automobiles by our purchasers through financing leasing agreements or loan agreements (“Financing Agreements”). We have facilitated 52 new automobile purchases with a total transaction amount of approximately $0.75 million (RMB5.0 million) (including purchase prices and related expenses) during the period from November 22, 2018, when Hunan Ruixi was acquired, to December 31, 2018. We prepay the purchase price and expenses on behalf of the automobile purchasers when we provide purchase services and collect for our advance payments and relevant services from the proceeds disbursed by the financial institutions upon the closing of the financing and/or when monthly installment payments are made by purchasers during the term of the Financing Agreements.

Both Jinkailong and Ruixi have established cooperative relationships with Didi Chuxing Technology Co., Ltd. (“Didi Chuxing”), a major transportation network company in China, pursuant to which they provide vehicle leasing and financing, insurance facilitation, affiliated vehicle management and other services for the large and rapidly expanding fleets of Didi Chuxing in Chengdu, Sichuan province and Changsha city, Hunan province, respectively. Our relationship with Didi Chuxing is crucial to our business as it enables us to attract more automobile purchasers who are interested in working as Didi Chuxing drivers and becoming affiliated with us.

A majority of our customers are ride-hailing drivers of Didi Chuxing. As required by Didi Chuxing, all automobiles used for ride-hailing services through Didi Chuxing’s platform must be affiliated with qualified management companies. Our automobile purchasers who are Didi Chuxing drivers typically become affiliated with us through affiliation agreements pursuant to which we, as a qualified management company, provide them post-transaction management services during the affiliation period, which is usually the same as the term of the Financing Agreements. Our post-transaction management services include, but are not limited to, providing guarantees for the drivers’ obligations under the Financing Agreements, including principal and interest, and assisting the drivers with the paperwork required by the ride-hailing service platforms. Our management and guarantee fees are based on the costs of our services and the results of our preliminary credit assessments of the automobile purchasers. Our fees average $995 per automobile for the affiliation period and are paid by the affiliated drivers on a monthly basis during the affiliation period. As at December 31, 2018, the maximum contingent liabilities we were exposed to assuming all the automobile purchasers were to default was $9,784,719.

We acquire customers for our automobile transaction and financing services through a network of third-party sales teams and our own efforts, including online advertising and billboard advertising. As of the date hereof, we have serviced over 1,110 automobile transactions, including over 760 ride-hailing service cars.

We had net losses of 9,858,972, $596,645 and $2,488,661 in the fiscal years ended March 31, 2018 and 2017 and the nine months ended December 31, 2018, respectively.

Latest P2P Lending Regulatory Developments in China

In December 2018, relevant PRC governmental authorities issued Circular on the Classification and Disposal of Risks of Online Lending Institutions and Risk Prevention (“Circular 175”). According to Circular 175, except for large-scale peer-to-peer direct lending marketplaces that are strictly in compliance with all relevant laws and regulations and have not demonstrated any high-risk characteristics, which are generally referred to as Normal Marketplaces, other marketplaces, including shell companies with no substantive operations, small-scale marketplaces, marketplaces with high risks and marketplaces that are unable to repay investors or otherwise unable to operate their businesses, shall exit the peer-to-peer lending industry or cease operation. In addition, Normal Marketplaces shall cease operating those businesses that are not in compliance with laws and regulations. Circular 175 also encourages certain Normal Marketplaces to convert into other types of online financing institutions, such as online small loan companies or loan facilitation platforms. Circular 175 provides that the definition of “small-scale marketplaces” shall be determined by each province, taking into consideration a marketplace’s aggregate outstanding loan balance, number of lenders and other factors. There is no guidance as to the definition of “small-scale marketplaces” in Sichuan province as of the date hereof. If our online P2P lending platform were to be considered a small-scale marketplace under Circular 175 as determined by Sichuan province, we may have to cease our online lending services or convert into other types of online financing institutions. See “Item 1A. Risk Factors – Risks Related to our Online Lending Services – The laws and regulations governing online marketplace lending industry in China are developing and evolving and subject to changes. We may have to cease the operations of our online lending platform or convert our online lending service business to other types of online financing business if we were deemed a ‘small-scale marketplace’ under Circular 175.” in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, which risk factor is incorporated herein by reference.

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Securities We May Offer

We may offer and sell from time to time up to an aggregate of $80,000,000 of any of, or units comprised of, or other combinations of, the following securities:

Common Stock. We may issue shares of our common stock. Holders of common stock are entitled to receive dividends ratably if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock or other securities with dividend rights senior to our common stock. Holders of common stock are entitled to one vote per share. Holders of common stock have no cumulative voting rights in the election of directors.

Preferred Stock. We may issue shares of our preferred stock in one or more series. Our board of directors will determine the dividend, voting, conversion and other rights of the series of preferred stock being offered.

Debt Securities. We may offer debt securities, which may be secured or unsecured, senior, senior subordinated or subordinated, may be guaranteed by our subsidiaries, and may be convertible into shares of our common stock. We may issue debt securities separately or together with, upon conversion of or in exchange for other securities. It is likely that any debt securities issued will not be issued under an indenture.

Warrants. We may issue warrants to purchase shares of common stock or preferred stock or debt securities. We may issue warrants independently or together with other securities. Warrants sold with other securities as a unit may be attached to or separate or separable from the other securities for trading purposes. To the extent any warrants are publicly tradable, we will issue them under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

Rights. We may issue rights to purchase shares of common stock or preferred stock or debt securities. We may issue rights independently or together with other securities. Rights sold with other securities as a unit may be attached to or separate or separable from the other securities for trading purposes and may be (but shall not be required to be) publicly listed securities.

Units. We may issue units comprised of one or more of the other securities described herein, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

Prospectus Supplement

We will describe the terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. Such prospectus supplement will contain, among other pertinent information, the following information about the offered securities:

•	title and amount;

•	offering price, underwriting discounts and commissions or agency fees, and our net proceeds;

•	any market listing and trading symbol;

•	names of lead or managing underwriters or agents and description of underwriting or agency arrangements;

•	the specific terms of the offered securities; and

•	a description of the method and terms of the offering.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of the offering.

Company Information

We were incorporated in the State of Nevada on June 8, 2017. Our principal executive offices are located at 16F, Building A, Shihao Square, Middle Jiannan Blvd., High-Tech Zone, Chengdu, Sichuan, China 610000, and our telephone number is +86 28 61554399. Our website address is http://www.senmiaotech.com. Information contained on our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus.

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RISK FACTORS

We have included discussions of the risks, uncertainties and assumptions underlying an investment in our securities under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, as amended and in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, which discussions are incorporated herein by reference. See the section entitled “Where You Can Find More Information” for an explanation of how you can get copies of these reports.

Investing in our securities involves a high degree of risk. Additional risks related to our securities may also be described in a prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you. Our business, financial condition and results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. Additional risks not currently known to us or that we currently believe are immaterial may also significantly impair our business, financial condition and results of operations and the trading price of our securities.

Please also read carefully the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include automobile purchases, the costs of providing leasing and other automobile transaction services, including financial leasing, costs of developing other types of financing businesses, investments in other entities, costs of technology development, costs of new hires, capital expenditures, funding for working capital and the costs of operating as a public company. Management will retain broad discretion over the allocation of net proceeds.

We may seek to extend portions of the net proceeds from the sale of any securities offered under this prospectus to our subsidiaries. In using such proceeds, we are permitted under PRC laws and regulations as an offshore holding company to provide funding to our subsidiaries only through loans or capital contributions and to our variable interest entities only through loans, subject to registration with government authorities and limits on the amount of loans and capital contributions. Subject to satisfaction of the applicable government registration requirements, we may extend inter-company loans to our subsidiaries or make additional capital contributions to our subsidiaries to fund their capital expenditures or working capital. If we provide funding to our subsidiaries through loans, the total amount of such loans may not exceed the difference between the entities’ total investments as registered with the foreign investment authorities and their registered capital. Also, such loans must be registered with the PRC State Administration of Foreign Exchange or its local branches. The aggregated registered capital of our subsidiaries is approximately $12.2 million. As of the date of this prospectus, we have made total capital contributions of approximately $6.3 million to our subsidiaries.

We cannot assure you that we will be able to obtain government registrations or approvals for loans or capital contributions to our subsidiaries on a timely basis, if at all. See “Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, as amended, which risk factor is incorporated herein by reference.

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DESCRIPTION OF CAPITAL STOCK AND OTHER SECURITIES WE MAY OFFER

General

The following description of our capital stock (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus is a part) and other securities we may offer does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, as they may be amended from time to time, any certificates of designations through which we may establish the terms and conditions of particular series of preferred stock, other documents governing the terms and conditions of particular securities and applicable provisions of Nevada law.

As of the date of this prospectus, we are authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 25,945,255 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding, and our shares of common stock outstanding were held of record by approximately 12 shareholders. These figures do not include securities that may be issued: (i) pursuant to outstanding warrants to purchase shares of our common stock, or (ii) pursuant to our 2018 Equity Incentive Plan.

We may issue secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities. We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities. The debt securities, the preferred stock, the common stock, the rights and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

Each share of our common stock is entitled to one vote on all matters submitted to a vote of our stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Holders of common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Our articles of incorporation do not provide for cumulative voting in the election of directors. Holders of common stock have no pre-emptive or conversion rights and there are no redemption provisions applicable to the common stock.

Preferred Stock

Our board of directors has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion right, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders. Although we have no current plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.

You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

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•	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will accumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred stock on any securities exchange;

•	any material United States federal income tax considerations applicable to the preferred stock being offered;

•	any preemptive rights;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

This summary of any preferred stock offered is not complete. For the terms of a particular series of preferred stock, you should refer to the prospectus supplement for that series and the certificate of designations, if any, for that particular series.

Debt Securities

As used in this prospectus, the term “debt securities” means any debentures, notes, bonds and other evidences of indebtedness that we may issue under this prospectus, as supplemented, from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible or exchangeable debt securities. Debt securities may be issued under an indenture (“Indenture”) entered into between us and a trustee to be named therein. Convertible or exchangeable debt securities may not be issued under an Indenture.

The form of Indenture, if any, relevant to a particular offering will be filed as exhibits to amendments to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indenture and the debt securities will be summaries thereof, will not be complete and will be subject and qualified in their entirety by reference to all of the provisions of the Indenture (and any amendments or supplements we may enter into from time to time which are permitted under the Indenture) and the debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

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Should particular debt securities evidence unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness, or an event of default under a loan agreement relating to indebtedness of ours or our subsidiaries, the holders of secured indebtedness, if any, would be entitled to receive payments on their indebtedness prior to payments being made to the holders of the unsecured indebtedness.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

•	any limit on the aggregate principal amount of debt securities of such series;

•	the percentage of the principal amount at which the debt securities of any series will be issued;

•	the ability to issue additional debt securities of the same series;

•	the purchase price for the debt securities and the denominations of the debt securities;

•	the specific designation of the series of debt securities being offered;

•	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

•	the basis for calculating interest if other than 360-day year or twelve 30-day months;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

•	the rate or rates of amortization of the debt securities;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

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•	any restriction or condition on the transferability of the debt securities of a particular series;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	what subordination provisions may apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

•	whether we are issuing the debt securities in whole or in part in global form;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	the depositary for global or certificated debt securities, if any;

•	any material United States federal income tax considerations applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplement, in foreign currencies, or units based on or related to foreign currencies;

•	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indenture, by depositing money or U.S. government obligations with the trustee of the Indenture;

•	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

•	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

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Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and any material United States federal income tax considerations.

This summary of any debt securities offered is not complete. For the terms of particular debt securities, you should refer to the prospectus supplement for those securities and the Indenture, if any, for those securities.

Warrants

In connection with our initial public offering, we issued to our underwriter warrants to purchase an aggregate of 337,940 shares of common stock. The underwriter’s warrants have a term of five-year and entitle the holder to purchase one share of our common stock at the price of $4.80 per share. The warrants are not exercisable for a period of 180 days from March 16, 2018. As of the date of this prospectus, the underwriter has not exercised any warrant.

We may issue warrants for the purchase of our common stock, preferred stock, debt securities, rights or units, or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock, debt securities, rights or units and may be attached to or separate or separable from any offered securities. To the extent warrants that we issue are to be publicly traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with such warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

This summary of any warrants offered is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants, the form of warrant and the form of warrant agreement, if any, for that particular series.

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Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent. We will name such agent in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any material United States federal income tax considerations; and

•	any other terms of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

This summary of any rights offered is not complete. For the terms of particular rights, you should refer to the prospectus supplement for those rights, the form of rights certificate and the form of rights agreement, if any, for those rights.

Units

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities, rights and/or warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If we issue units, they may be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. If we issue units, the forms of unit certificate and unit agreement, if any, relating to such units will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, or at any time before a specified date, or at any time. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	any material United States federal income tax considerations;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

This summary of any units offered is not complete. For the terms of particular units, you should refer to the prospectus supplement for those units, the form of unit certificate and the form of unit agreement, if any, for those units.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

Listing

Our common stock is listed on NASDAQ under the trading symbol “AIHS.”

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, privately negotiated transactions, block trades, ordinary brokerage transactions, through the writing of options (listed or unlisted), in “at the market” offerings, using a combination of these methods or using any other method or methods permitted under applicable law. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements will describe the terms of each separate offering of securities, including, to the extent applicable:

•	the terms of the offering;

•	the name or names of the underwriters, if any;

•	the purchase price or prices of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price or prices;

•	any discounts or concessions allowed or re-allowed or paid to dealers;

•	any delayed delivery requirements; and

•	any securities exchange or market on which the securities may be listed or traded.

Only underwriters or agents named in a prospectus supplement will be underwriters or agents in respect of the securities offered by that prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. In most or all circumstances, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters may be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriters, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers from certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the terms and conditions in these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

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We may make sales through the Internet or through other electronic means. If we elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, using the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, we will describe the system being used in the prospectus supplement. Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us and which may directly affect the price or other terms and conditions at which the securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Many other pricing methods can and may also be used. Upon completion of such an electronic auction process, securities would be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may have to make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will represent new classes or series of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so, and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing or short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of an over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities may cause the price of the securities to be higher than it would otherwise be. If commenced, these activities may be discontinued at any time.

Any underwriters or agents that are qualified market makers on NASDAQ may engage in passive market making transactions in the common stock on NASDAQ in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Regulation M may restrict the ability of any person engaged in the distribution of securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum compensation or discount to be received by any FINRA member or independent broker or dealer in a transaction subject to such guidelines may not exceed specified limits determined by FINRA.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a more specific plan of distribution.

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LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Ellenoff Grossman & Schole LLP, 1345 Avenue of Americas, 11th Floor, New York, NY 10105. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the years ended March 31, 2018 and 2017, as amended, have been so incorporated in reliance upon the reports of Friedman LLP and ZH CPA, LLC (formerly ZH CPA LLP), respectively, each an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus or incorporated by reference concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed or incorporated by reference as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement contained in this prospectus or incorporated by reference concerning the contents of a contract or document filed as an exhibit is qualified in all respects by the contents of the filed exhibit.

We file our registration statements, as well as periodic reports, proxy and information statements and other information, with the SEC. Our registration statements, periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference room and on the SEC’s website at http://www.sec.gov, where the SEC maintains a collection of registration statements, periodic reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate into this prospectus by reference the reports and other documents we file with it, which means that we can disclose important information to you by referring you to those reports and other documents. The information incorporated into this prospectus by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference into this prospectus. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the related offering, including all filings made after the date of the filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, except as to any portion of any future report or other document that is not deemed filed under such provisions:

•	our Annual Report on Form 10-K for the year ended March 31, 2018, as filed with the SEC on June 29, 2018 and Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended March 31, 2018, filed with the SEC on March 19, 2019;

•	our Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended December 31, 2018, September 30, 2018 and June 30, 2018, as filed with the SEC on February 19, 2019, November 14, 2018 and August 14, 2018, respectively;

•	our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on September 28, 2018;

•	our Current Reports on Form 8-K filed with the SEC on November 28, 2018, November 13, 2018, September 20, 2018, August 3, 2018, April 20, 2018, April 12, 2018 and April 10, 2018;

•	the description of our securities contained in Amendment No. 7 to the Company’s Registration Statement on Form S-1 filed on March 14, 2018; and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the related offering, including all filings made after the date of the filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, except as to any portion of any future report or other document that is not deemed filed under such provisions.

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We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including any exhibits to those documents. You should direct any requests for documents to us at 16F, Shihao Square, Middle Jiannan Blvd., High-Tech Zone, Chengdu, Sichuan, People’s Republic of China 610000, telephone: +86 28 61554399.

You also may access these filings on our website at http://www.senmiaotech.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in a later-filed document that is incorporated or deemed to be incorporated by reference modifies, supersedes or replaces such statement.

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SENMIAO TECHNOLOGY LIMITED

5,531,916 Shares of Common Stock

Investors Warrants to purchase up to 5,531,916 Shares of Common Stock and 5,531,916 Shares of Common Stock underlying the Warrants; and

Placement Agent Warrants to purchase up to 542,553 Shares of Common Stock and 542,553 Shares of Common Stock underlying the Warrants

PROSPECTUS SUPPLEMENT

The date of this prospectus supplement is May 11, 2021